Exhibit 99.1
Diodes Incorporated Reports Second Quarter 2008 Financial Results
Achieves Record Revenue and Record Gross Profit
Dallas, Texas – August 7, 2008 — Diodes Incorporated (NASDAQ:DIOD), a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets, today reported financial results for the second quarter ended June 30, 2008. Diodes’ second quarter financials include one month of financial results from Zetex plc following the successful June completion of the acquisition.
Financial and Business Highlights:
•	Revenue increased 20.5 percent over the prior year period and 21.4 percent sequentially to a record $116.0 million;

•	Gross profit increased 29.1 percent over the same period last year and 24.1 percent sequentially to $39.6 million;

•	Gross margin increased 220 basis points over the prior year period and 70 basis points sequentially to 34.1 percent;

•	Achieved adjusted net income of $15.0 million, or $0.35 per share; and

•	Completed the acquisition of Zetex.
Revenue for the second quarter of 2008 increased 20.5 percent to $116.0 million as compared to $96.3 million reported in the second quarter of 2007, and increased 21.4 percent when compared to $95.6 million reported in the first quarter of 2008.
Gross profit for the second quarter of 2008 increased 29.1 percent to $39.6 million, or 34.1 percent of revenue, compared to $30.7 million, or 31.9 percent of revenue, in the prior year quarter and $31.9 million, or 33.4 percent of revenue, in the first quarter of 2008.
Commenting on the quarter, Dr. Keh-Shew Lu, President and CEO of Diodes Incorporated, said, “I am pleased to report strong quarterly financial results, including record revenue at the high end of our guidance and a 24 percent sequential increase in gross profit. The growth achieved in the quarter resulted from strength in our core business, particularly in Asia, combined with the one-month contribution from the Zetex acquisition. We achieved these results despite the continued weakening of the global economic environment and are confident in our ability to achieve growth rates that consistently exceed those of the industry.”
Dr. Lu further commented, “In terms of the acquisition, our integration efforts are well underway with significant progress made in aligning and integrating the sales and distribution channels across all geographies. Zetex was accretive on an operational basis in the month of June, and we are well positioned to accelerate our growth through the extensive synergies and cross-selling opportunities of the combined companies, while capitalizing on the cost savings and operational benefits.”
Second quarter net income, which included a one-time, $1.5 million non-cash currency hedge loss related to the Zetex acquisition, was $13.1 million, or $0.31 per diluted share, compared to $12.2 million, or $0.29 per share, in the second quarter of 2007 and $14.2 million, or $0.33 per share, in the first quarter of 2008.

Adjusted net income for the second quarter of 2008, which excluded $1.2 million of SFAS 123R stock option expenses and the one-time non-cash currency hedge loss, was $15.0 million, or $0.35 per diluted share.
As of June 30, 2008, Diodes had approximately $86.1 million in cash, $294.7 million in long-term investments, $196.7 million in working capital, $400 million in long-term debt (including the convertible notes) and unused and available credit facilities of $49.5 million.
Business Outlook
Dr. Lu concluded, “As we look to the third quarter of 2008, we expect revenue to increase to between $134 million and $142 million. Included in the total revenue guidance is the expectation of approximately $27 million to $33 million of revenue associated with the Zetex acquisition. Additionally, we expect the overall gross profit to grow 13 percent to 20 percent from the second quarter. Because of the one-month contribution of the acquisition of Zetex in the second quarter, we are providing more detailed guidance for the third quarter only. Future guidance will not include the same amount of detail or a breakout of the Zetex results, since Zetex’s operations will become an integrated part of our business.”
The Company is in the process of obtaining third-party valuations per SFAS 141 for many of the assets and liabilities acquired. Therefore, the fair market value adjustments and corresponding depreciation and amortization are not being provided in this guidance. The adjustments to fair market value and corresponding depreciation and amortization may include, but are not limited to, valuations of inventories and property, plant and equipment, as well as valuation models for identifiable intangible assets.
When the purchase price valuation is complete the Company may revise its third quarter guidance to include the fair market value adjustments and corresponding depreciation and amortization charges to the financial statements. These purchase accounting rules should have no impact to the Company’s ongoing free cash flow but will affect U.S. GAAP gross margins and net income in future periods.
The following table provides the details of the third-quarter GAAP guidance excluding the purchase price valuation impact:

Revenue growth	15% to 22%
Gross profit growth	13% to 20%
SG&A, % of revenue	15.0% to 15.5%
R&D, % of revenue	5.0% to 5.5%
Other expense, net	$2.0 to $2.8 million
Tax rate	16.0% to 17.0%
Fully diluted share count	43.0 to 43.4 million

Conference Call
Diodes will host a conference call on Thursday, August 7, 2008 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) to discuss its second quarter 2008 financial results. Investors and analysts may join the conference call by dialing 1-888-713-4214 and providing the confirmation code 24472970. International callers may join the teleconference by dialing 1-617-213-4866. A telephone replay of the call will be available approximately two hours after the call and will be available until August 11, 2008 at midnight Pacific Time. The replay number is 1-888-286-8010 with a pass code of 18588755. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor section of Diodes’ website at http://www.diodes.com. To listen to the live call, please go to the Investor section of Diodes website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes’ website for approximately 60 days.
About Diodes Incorporated
Diodes Incorporated (Nasdaq: DIOD), an S&P SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality application specific standard products within the broad discrete and analog semiconductor markets, serving the consumer electronics, computing, communications, industrial and automotive markets. Diodes’ products include diodes, rectifiers, transistors, MOSFETs, protection devices, functional specific arrays, amplifiers and comparators, Hall-effect sensors and temperature sensors, power management devices including LED drivers, DC-DC switching, regulators, linear voltage regulators and voltage reference along with special function devices including USB power switch, load switch, voltage supervisor and motor controllers. The Company has its corporate offices in Dallas, Texas, with a sales, marketing, engineering and logistics office in Southern California; design centers in Dallas, San Jose, Taipei, England and Germany; wafer fabrication facilities in Kansas City, Missouri and Manchester, England; two manufacturing facilities in Shanghai, China, one in Neuhaus, Germany and a joint venture facility in Chengdu, China; engineering, sales, warehouse and logistics offices in Taipei, Hong Kong and Manchester, England, and sales and support offices throughout the world. For further information, including SEC filings, visit the Company’s website at http://www.diodes.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements regarding our expectation that: we are confident in our ability to achieve growth rates that consistently exceed those of the industry; we are well positioned to accelerate our growth through the extensive synergies and cross-selling opportunities of the combined companies while capitalizing on the cost savings and operational benefits; we expect revenue to increase in the third quarter to between $134 million and $142 million; we expect to include approximately $27 million to $33 million of revenue associated with the Zetex acquisition in our total revenue guidance; we expect our overall gross profit to grow 13 percent to 20 percent from the second quarter; the adjustments to fair market value and corresponding depreciation and amortization may include, but are not limited to, valuations of inventories and property, plant and equipment, as well as valuation models for identifiable intangible assets; and we expect that purchase accounting rules should have no impact to our ongoing free cash flow but will affect U.S. GAAP gross margins and net income in the future periods. Potential risks and uncertainties include, but are not limited to, such factors as the Company’s business strategy, the introduction and market reception to new product announcements, fluctuations in product demand and supply, prospects for the U.S. and global economy; the continue introduction of new products, the Company’s ability to maintain customer and vendor relationships, technological advancements, impact of competitive products and pricing, growth in targeted markets, successful integration of acquired companies and/or assets, the Company’s ability to successfully make additional acquisitions, risks of domestic and foreign operations, uncertainties in the Auction Rate Securities market; currency exchange rates; availability of tax credits, and other information detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports, and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

Company Contact:	Investor Contact:
Carl Wertz	Leanne Sievers
Chief Financial Officer	EVP, IR
Diodes, Inc.	Shelton Group
(805) 446-4800	(949) 224-3874
carl_wertz@diodes.com	lsievers@sheltongroup.com
CONSOLIDATED CONDENSED INCOME STATEMENT and BALANCE SHEET FOLLOW

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2008	2007	2008
Net sales	$96,283	$116,018	$188,303	$211,598
Cost of goods sold	65,605	76,400	128,102	140,064

Gross profit	30,678	39,618	60,201	71,534

Selling, general and administrative expenses	13,397	17,127	26,075	31,786
Research and development expenses	3,156	4,994	6,100	8,730
Gain on disposal of fixed assets	1,770	—	1,770	(45)

Total operating expenses	18,323	22,121	33,946	40,471

Income from operations	12,355	17,497	26,255	31,063

Other income (expense)
Interest income	4,285	2,554	8,320	8,002
Interest expense	(1,696)	(2,285)	(3,421)	(3,983)
Other	72	(1,202)	(56)	(1,496)

	2,661	(933)	4,843	2,523

Income before income taxes and minority interest	15,016	16,564	31,098	33,586
Income tax provision	(2,221)	(2,781)	(4,879)	(4,996)

Income before minority interest	12,795	13,783	26,219	28,590

Minority interest in joint venture earnings	(546)	(675)	(961)	(1,279)

Net income	$12,249	$13,108	$25,258	$27,311

Earnings per share
Basic	$0.31	$0.32	$0.64	$0.68
Diluted	$0.29	$0.31	$0.60	$0.64

Number of shares used in computation
Basic	39,397	40,616	39,220	40,431
Diluted	42,023	42,843	41,897	42,695

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME
(in thousands, except per share data)
(unaudited)
ADJUSTED NET INCOME
This measure consists of generally accepted accounting principles, or GAAP, net income, which is then adjusted solely for the purpose of adjusting for non-cash share-based compensation expense and restructuring costs.  Excluding the non-cash share-based compensation expense and the restructuring costs adjustments provides investors with a better depiction of the Company’s operating results and provides a more informed baseline for modeling future earnings expectations.  We recommend a review of net income on both a non-GAAP basis and GAAP basis be performed to get a comprehensive view of our results.  We provide a reconciliation of adjusted net income to GAAP net income below.
ADJUSTED EARNINGS PER SHARE
This non-GAAP financial measure is the portion of the Company’s GAAP net income assigned to each share of stock, excluding non-cash share-based compensation expense and restructuring costs.  Excluding the non-cash share-based compensation expense and the restructuring costs adjustments provides a more informed baseline for modeling future earnings expectations.  We recommend a review of diluted EPS on both a non-GAAP basis and GAAP basis be performed to get a comprehensive view of our results.  Information on how these share calculations are made is below.

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2008	2007	2008
Net income (Per-GAAP)	$12,249	$13,108	$25,258	$27,311

Adjustments to reconcile net income to adjusted net income:
Stock option expense included in cost of goods sold:	78	52	160	105
Stock option expense included in selling and general administrative expenses:	1,205	1,072	2,508	2,151
Stock option expense included in research and development expenses:	118	110	243	211

Total stock option expense	1,402	1,234	2,911	2,467

Restructuring costs	1,770	—	1,770	—

Other adjustments	55	1,540	95	1,540

Income tax benefit related to stock option expense, restructuring costs and other adjustments	479	874	828	1,174

Adjusted net income (Non-GAAP)	$14,997	$15,008	$29,206	$30,144

Diluted shares used in computing earnings per share	42,023	42,843	41,897	42,695
Incremental shares considered to be outstanding:	847	558	898	546

Adjusted diluted shares used in computing Adjusted earnings per share	42,870	43,402	42,795	43,241

Adjusted earnings per share (Non-GAAP)
Basic	$0.38	$0.37	$0.74	$0.75
Diluted	$0.35	$0.35	$0.68	$0.70

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED RECONCILIATION OF NET INCOME TO EBITDA
EBITDA represents earnings before net interest expense, income tax provision, depreciation and amortization. Our management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in evaluating companies in our industry. In addition, our management believes that EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, our management uses EBITDA as a measure to evaluate the performance of our business. However, EBITDA is not a recognized measurement under generally accepted accounting principles, or GAAP, and when analyzing our operating performance, investors should use EBITDA in addition to, and not as an alternative for, income from operations and net income, each as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as a tax and debt service payments.
     The following table provides a reconciliation of net income to EBITDA (in thousands, unaudited):

	Three Months Ended
	June 30,
	2007	2008
Net Income (Per-GAAP)	$12,249	$13,108
Plus:
Interest expense (income), net	(2,590)	(269)
Income tax provision	2,221	2,781
Depreciation and amortization	6,424	9,275

EBITDA (Non-GAAP)	$18,304	$24,895

	Six Months Ended
	June 30,
	2007	2008
Net Income (Per-GAAP)	$25,258	$27,311
Plus:
Interest expense (income), net	(4,900)	(4,019)
Income tax provision	4,879	4,996
Depreciation and amortization	12,396	16,931

EBITDA (Non-GAAP)	$37,633	$45,219

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
ASSETS
(in thousands, except share data)

	December 31,	June 30,
	2007	2008
		(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$56,179	$86,132
Short-term investments	323,472	—

Total cash and short-term investments	379,651	86,132

Accounts receivable
Customers	84,638	108,556
Related parties	5,405	3,994

	90,043	112,550
Less: Allowance for doubtful receivables	(465)	(616)

	89,578	111,934

Inventories	53,031	101,649
Deferred income taxes, current	5,174	6,620
Prepaid expenses and other current assets	10,576	15,088

Total current assets	538,010	321,423

LONG TERM INVESTMENT, available-for-sale securities	—	294,653

PROPERTY, PLANT AND EQUIPMENT, at cost, net of accumulated depreciation and amortization	123,407	183,415

DEFERRED INCOME TAXES, non current	3,241	17,626

OTHER ASSETS
Intangible assets	9,643	17,418
Goodwill	25,135	112,324
Other	6,929	7,718

TOTAL ASSETS	$706,365	$954,577

DIODES INCORPORATED AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’ EQUITY
(in thousands, except share data)

	December 31,	June 30,
	2007	2008
		(unaudited)
CURRENT LIABILITIES
Line of credit	$—	$16,520
Accounts payable
Trade	42,010	44,698
Related parties	13,135	13,725
Accrued liabilities	27,841	41,541
Income tax payable	1,732	6,418
Long-term debt, current portion	1,345	1,365
Capital lease obligations, current portion	145	449

Total current liabilities	86,208	124,716

LONG-TERM DEBT, net of current portion
2.25% convertible senior notes due 2026	230,000	230,000
Others	5,815	170,038

CAPITAL LEASE OBLIGATIONS, net of current portion	1,331	2,352
OTHER LONG-TERM LIABILITIES	6,249	35,793

Total liabilities	329,603	562,899

MINORITY INTEREST IN JOINT VENTURES	7,164	8,448

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock — par value $1.00 per share; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock — par value $0.66 2/3 per share; 70,000,000 shares authorized; 40,172,491 and 40,838,821 shares issued and outstanding at December 31, 2007 and June 30, 2008, respectively	26,782	27,226
Additional paid-in capital	121,412	127,248
Retained earnings	220,504	247,814
Accumulated other comprehensive gain (loss)	900	(19,058)

Total stockholders’ equity	369,598	383,230

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$706,365	$954,577